UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240, 14a-12

NYSE Euronext

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 28, 2011.

NYSE EURONEXT	Meeting Information
	Meeting Type:	Annual
	For holders as of:	March 1, 2011
	Date: April 28, 2011	Time: 8:00 a.m. New York
Location: NYSE EURONEXT
11 WALL STREET
NEWYORK, NY 10005 Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/nyx.

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M30240-P05205

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	FORM 10-K
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 14, 2011 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet:
Before The Meeting:	Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
During The Meeting:	Go to www.virtualshareholdermeeting.com/nyx. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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	Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors. Nominees: 1a. André Bergen	2.	To ratify the appointment of PricewaterhouseCoopers LLP as NYSE Euronext’s independent registered public accountants for the fiscal year ending December 31, 2011.
	1b. Ellyn L. Brown 1c. Marshall N. Carter 1d. Dominique Cerutti	3.

To approve the Company’s proposal to adopt majority voting with respect to certain provisions in our Certificate of Incorporation that currently require an 80% stockholder vote to amend (the Proposed Charter Amendment).

	1e. Patricia M. Cloherty	4.	To approve the Company’s advisory vote on executive compensation (the “Say-on-Pay” proposal).
	1f. Sir George Cox 1g. Sylvain Hefes	The Board of Directors does not have a recommendation for voting on the following proposal:
	1h. Jan-Michiel Hessels 1i. Duncan M. McFarland	5.	Should there be an advisory stockholder vote to approve executive compensation disclosure every one year, every two years or every three years? (the “Say-When-on-Pay” proposal).
	1j. James J. McNulty	The Board of Directors recommends you vote AGAINST the following proposals:
	1k. Duncan L. Niederauer 1l. Ricardo Salgado	6.	To approve the stockholder proposal to give holders of 10% of the outstanding common stock the power to call a special stockholder meeting (the Kenneth Steiner Proposal).
	1m. Robert G. Scott	7.	To approve the stockholder proposal regarding action by written consent (the William Steiner Proposal).
	1n. Jackson P. Tai 1o. Rijnhard van Tets	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
	1p. Sir Brian Williamson

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Voting Instructions

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